Exhibit 99.1

FOR IMMEDIATE RELEASE:

California Court of Appeal Rules in Favor of Western Digital’s SanDisk Subsidiary

Stay of Temporary Restraining Order is Lifted Immediately

SAN JOSE, Calif. — Aug. 3, 2017 — Western Digital Corp. (NASDAQ: WDC) commented on today’s decision by the California Court of Appeal First Appellate District, which denied Toshiba Corporation’s (“Toshiba”) petition to stay the temporary restraining order (“TRO”) that had been granted in SanDisk’s favor by the Superior Court on July 11, 2017.

The Company stated:

After a full briefing on the matter, the California Court of Appeal has now denied Toshiba’s request to stay the TRO prohibiting Toshiba’s lockout. The Court’s ruling dissolved the temporary stay of the TRO, which prohibits Toshiba from preventing certain employees from accessing shared databases and servers and from refusing to ship certain engineering wafers and samples to us in Milpitas, California. We are pleased with this important outcome, which both validates our legal position and will support the continued success of the JVs.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the JVs, SanDisk’s rights under the JV agreements and its actions to protect such rights, and ongoing

California Court of Appeal Rules in Favor of Western Digital’s SanDisk Subsidiary

proceedings with respect to those rights. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company Contacts:

United States	Japan

Media Contact:	Media Contacts:
Jim Pascoe	Emi Hatano
408.717.6999 jim.pascoe@wdc.com	090-5765-9730 emi.hatano@sandisk.com

Investor Contact:	Ashton Consulting
Bob Blair	John Sunley / Brendan Jennings
949.672.7834	03 5425-7220 / 090—7416-0180 / 050 7576-6190
robert.blair@wdc.com	WDC_JapanPR@ashton.jp

Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann / Jed Repko / Ed Trissel 415-869-3950 / 212-355-4449
wdcmedia@joelefrank.com